Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO EXPECTS RECORD REVENUE AND STRONG EPS FOR THIRD QUARTER OF FY 2012

•	Approximately $225 Million Revenue Expected
•	EPS Range of $0.55 to $0.60
•	Annual EPS Guidance Updated to $1.90 - $2.10
•	$0.15 Quarterly Dividend Date Set
•	Final Quarterly Results to be Announced January 17, 2012

HUNT VALLEY, MD., JANUARY 9, 2012 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider to the wireless communication industry, today announced that it expects to deliver record revenue and strong earnings for the third quarter of fiscal 2012.  Based on preliminary estimates, the company expects to report consolidated revenue of approximately $225 million.  Of this amount, approximately $85 million will be from the commercial segment, $33 million from the retail segment, not including tier one carrier customers, and $107 million from retail tier one customers.

Further, the company expects diluted earnings per share of $0.55 - $0.60 and EBITDA per diluted share of $1.08 - $1.15 for the quarter. To date, the company’s quarterly EPS and EBITDA per share records are $0.57 and $1.09, respectively.

Robert Barnhill, Chairman and CEO, commented, “Our results reflect our strong performance in each of our segments.  In our retail segment, we saw strong growth in our retailer, dealer agent and tier 2/3 carrier market and tremendous revenue growth from our tier one customers, mostly related to the expected expansion of our relationship with our major tier one carrier customer.  In our commercial business, we continued to drive margin and profitability growth as we maintain our focus on providing product and value chain solutions to our customers.

“We continue to expect fiscal 2012 to be a remarkable year – nine-month earnings per share are expected to be in the range of $1.56 - $1.61 compared to $1.07 in last year’s comparable period.  We look forward to providing more details when we release our final third-quarter results next week.”

The company will continue its quarterly dividend program with a $0.15 per common share cash dividend payable on February 15, 2012, to holders of record on February 1, 2012. Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company's Board of Directors.

TESSCO will report its final results for the third quarter of fiscal 2012 after the market closes on Tuesday, January 17, 2012, and will hold a conference call to discuss those results on Wednesday, January 18.  Conference call details are provided below.

The company will also present at the Sidoti & Company Semi-Annual NY Micro-Cap Conference on Monday, January 9, 2012 at 3:20 PM ET.  The conference will be held at the Grand Hyatt Hotel in New York City.

Third-Quarter Fiscal 2012 Conference Call
Management will host a conference call to discuss its results for the third fiscal quarter, ended December 25, 2011, on Wednesday, January 18, 2012 at 10:00 a.m. ET.  To participate in the conference call, please call: 800-901-5217 (domestic call-in) or 617-786-2964 (international call-in) and reference code #53070260. A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on January 18, 2012 until 11:59 p.m. ET on January 25, 2012 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #90641439.  An archived replay of the conference call will also be available on the company’s website.

Business Outlook

Based on our expected results through the third quarter of fiscal 2012 and our view of the current pipeline of business opportunities, we currently expect that earnings per diluted share for fiscal 2012 will range from $1.90 to $2.10.  Our previous earnings guidance was $1.80 to $2.10.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted. Moreover, the nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time

As we have previously disclosed, our major tier one carrier customer has indicated that, over time, it expects to continue to explore business model changes in an ongoing effort to lower total costs.  Notwithstanding the recent expansion of the relationship with this customer, it should be noted that this relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Further, any future business model changes by our largest customer put our supply chain business with this customer at risk. Absent this supply chain relationship, we could, however, maintain the ability to sell our proprietary products to this customer.

About TESSCO

TESSCO Technologies, (NASDAQ:TESS), is Your Total Source® to build, use and maintain wireless systems. The convergence of wireless and the internet is revolutionizing the way we live and work. New systems and applications are unlocking human potential at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, operating and maintaining wireless voice, data and video systems.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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